UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2010
___________________

Shenandoah Telecommunications Company
(Exact name of registrant as specified in its charter)
__________________

Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way
P.O. Box 459
Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (540) 984-4141

Not applicable
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided under Item 2.01 and Item 2.03 is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 30, 2010, Shentel Cable Company (“Shentel Cable”) completed the acquisition of the cable operations of Helicon Cable Holdings, LLC, operated as JetBroadband Holdings, LLC, (“JetBroadBand”) for $148 million in cash, subject to certain adjustments.  The acquired cable operations offer video, high speed Internet and voice services representing approximately 66,000 revenue generating units in southern Virginia and southern West Virginia.  The acquired networks pass approximately 115,000 homes.

Shentel Cable is a wholly-owned subsidiary of Shenandoah Cable Television Company, which is a wholly-owned subsidiary of Shenandoah Telecommunications Company (the “Company”).  The Company financed the purchase price using a $198 million term loan facility arranged through CoBank, ACB, and various lenders.  A copy of the credit agreement is attached as exhibit 10.46.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On July 30, 2010, the Company executed a Credit Agreement with CoBank, ACB as Co-Lead Arranger, Bookrunner and Administrative Agent; BB&T as Co-Lead Arranger and Syndication Agent; and Wells Fargo as Co-Lead Arranger and Documentation Agent, and with the participation of 15 additional banks, for the purpose of refinancing the Company’s existing outstanding debt, funding the purchase price of the JetBroadBand acquisition described above, funding planned capital expenditures to upgrade the acquired cable networks, and other corporate needs.

The Credit Agreement provides for three facilities, a Term Loan Facility, a Revolver Facility, and an Incremental Term Loan Facility.  The Term Loan Facility totals $198 million and was fully drawn for the purposes described above.  The Term Loan Facility has two parts, the Fixed Term Loan Facility of approximately $8 million in aggregate principal amount, and the Term Loan A Facility of approximately $190 million in aggregate principal amount.  The Fixed Term Loan Facility is required to be repaid in monthly installments of approximately $200 thousand of principal, plus interest at 7.37%, from August 2010 through August 2013.  The Term Loan A Facility requires quarterly principal repayments of $2.4 million beginning on December 31, 2010 through September 30, 2011, increasing to $4.7 million quarterly thereafter through September 30, 2015, with the remaining expected balance of approximately $104 million due December 31, 2015.  The Term Loan A Facility is expected to bear interest at a base rate based upon three month LIBOR plus a spread determined by the Company’s Total Leverage Ratio, initially 3.50%; the Company may elect to use other rates as the base, but does not currently expect to do so.

The Revolver Facility provides for $30 million in immediate availability for future capital expenditures and general corporate needs, and an additional $20 million of availability once certain conditions have been met, for total availability of $50 million.  In addition, the Credit Agreement permits the Company to enter into one or more Incremental Term Loan Facilities in the aggregate principal amount not to exceed $100 million subject to compliance with certain covenants.  No draw has been made or is currently contemplated under either of these facilities.  When and if a draw is made, the maturity date and interest rate options would be substantially identical to the Term Loan A Facility.  Repayment provisions would be agreed to at the time of each draw under the Incremental Term Loan Facility.

The Credit Agreement contains affirmative and negative covenants customary to secured credit facilities, including covenants restricting the ability of the Company and its subsidiaries, subject to negotiated exceptions, to incur additional indebtedness and additional liens on their assets, engage in mergers or acquisitions or dispose of assets, pay dividends or make other distributions, voluntarily prepay other indebtedness, enter into transactions with affiliated persons, make investments, and change the nature of the Company’s and its subsidiaries’ businesses.

Indebtedness outstanding under any of the facilities may be accelerated by an Event of Default, as defined in the Credit Agreement.

The Facilities are secured by a pledge by the Company of its stock in its subsidiaries, a guarantee by the Company’s subsidiaries other than Shenandoah Telephone Company or Shentel Converged Services, Inc., and a security interest in all of the assets of the guarantors.

The Company is subject to certain financial covenants to be measured on a trailing twelve month basis each calendar quarter unless otherwise specified.  These covenants include:

•
a limitation on the Company’s total leverage ratio, defined as indebtedness divided by earnings before interest, taxes, depreciation and amortization, or EBITDA, of less than or equal to 3.00 to 1.00 from the closing date through March 31, 2011, then 2.50 to 1.00 December 31, 2012, and 2.00 to 1.00 thereafter;

•
a minimum debt service coverage ratio, defined as EBITDA divided by the sum of all scheduled principal payments on the Term Loans and regularly scheduled principal payments on other indebtedness plus cash interest expense, greater than 2.25 to 1.00 from the closing date through December 31, 2012, then 2.50 to 1.00 thereafter;

•
a minimum equity to assets ratio, defined as consolidated total assets minus consolidated total liabilities, divided by consolidated total assets, of at least 0.35 to 1.00 at all times, measured at each fiscal quarter end;

•
a minimum fixed charge coverage ratio, defined as EBITDA divided by fixed charges (defined as cash interest expense plus scheduled principal payments to be made on indebtedness plus capital expenditures other than capital expenditures acquired pursuant to a capital lease through the reinvestment of net proceeds of permitted asset dispositions or the sale of Shentel Converged Services, Inc. plus cash income taxes plus cash dividends and distributions), greater than 0.80 to 1.00 from the closing date through December 31, 2012, then 0.90 to 1.00 through December 31, 2013, and 1.00 to 1.00 thereafter; and,

•
the Company must maintain a minimum liquidity balance, defined as availability under the Revolver Facility plus unrestricted cash and cash equivalents other than cash and cash equivalents held in the name of an Excluded Subsidiary, of greater than $15 million at all times.

These ratios are at least as, and generally more restrictive than, the covenant ratios the Company has been required to comply with under its previously existing debt arrangements.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The following financial statements are attached hereto as Exhibit 99.1 and incorporated herein by reference:

•
Helicon Cable Holdings, LLC’s historical audited balance sheets as of December 31, 2009 and 2008, and historical audited statements of operations and comprehensive income (loss), changes in members’ equity and cash flows for the years ended December 31, 2009 and 2008, with accompanying notes and Independent Auditors’ Report

•	Helicon Cable Holdings, LLC’s historical unaudited balance sheet as of March 31, 2010 and historical unaudited statement of operations for the three months ended March 31, 2010

(b)	Pro Forma Financial Information

The following unaudited pro forma combined consolidated financial information is attached hereto as Exhibit 99.2 and incorporated herein by reference:

•	Unaudited pro forma combined consolidated balance sheet as of March 31, 2010

•	Unaudited pro forma combined consolidated statement of income for the year ended December 31, 2009 and the three months ended March 31, 2010

•	Notes to unaudited pro forma combined consolidated financial information

(d)	Exhibits

10.46	Credit Agreement dated as of July 30, 2010, among Shenandoah Telecommunications Company, CoBank, ACB, Branch Banking and Trust Company, Wells Fargo Bank, N.A., and other Lenders

23	Consent of Independent Auditors

99.1	Financial statements listed in 9.01(a)

99.2	Unaudited pro forma combined consolidated financial information listed in Item 9.01(b)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY
(Registrant)

August 2, 2010	/s/ Adele M. Skolits
Adele M. Skolits
Vice President - Finance and
Chief Financial Officer
(Duly Authorized Officer)